Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

In accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Jesse A. Fittipaldi, Interim Chief Executive Officer of Arcimoto, Inc. (the “registrant”), and Douglas M. Campoli, Chief Financial Officer of the registrant, each hereby certifies that, to the best of their knowledge:

1.

The Annual Report on Form 10-K for the period ended December 31, 2022 (the “Report”) of Arcimoto, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2023	By:	/s/ Jesse A. Fittipaldi
Jesse A. Fittipaldi
Interim Chief Executive Officer

/s/ Douglas M. Campoli
Douglas M. Campoli
Chief Financial Officer (Principal Financial Officer)